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                                 Exhibit 10.1

                Employment Agreement by and between Paul Woody
                      and the Company dated June 1, 1995.

                             EMPLOYMENT AGREEMENT
                             --------------------

    This EMPLOYMENT AGREEMENT is by and between GENERAL BUSINESS SERVICES, INC., a Texas corporation with its principal place of business located at 1010-1020 North University Parks Drive, Waco, Texas 76707 ("EMPLOYER") and PAUL WOODY, individually, having a residence address of 3205 N.W. 63rd Street, Oklahoma City, Oklahoma 73116 ("EMPLOYEE"). EMPLOYER and EMPLOYEE hereby agree as follows:

                             DUTIES AND CONDITIONS

     EMPLOYEE is hereby employed as President beginning June 1, 1995. EMPLOYEE shall report directly to Robert E. Tunmire, President and Chief Executive Officer of the Dwyer Group, Inc., EMPLOYER's parent. EMPLOYEE agrees to devote such time, knowledge skill and attention necessary to adequately perform in the position of President and protect the business interests of EMPLOYER. EMPLOYER specifically acknowledges that EMPLOYEE will be spending time in winding-up his involvement with his GBS franchise business practice in Oklahoma City, Oklahoma and EMPLOYEE is currently a 1/3 owner in a business venture known as Infinity Sportswear, Inc., which will require time and attention from EMPLOYEE. EMPLOYEE'S principal duties shall be as directed by Mr. Tunmire. EMPLOYEE agrees to perform such other additional duties as may be reasonably assigned to EMPLOYEE. It is understood that EMPLOYEE shall work only in those areas assigned during such periods of time as designated by EMPLOYER.

                               COMPENSATION

    EMPLOYER shall pay EMPLOYEE a salary of $200,000.00 per year for the services contemplated hereunder, payable in accordance with the EMPLOYER's usual payroll period.

     EMPLOYER further agrees EMPLOYEE shall receive an annual bonus, payable at the rate of $4,166.67 per month, with quarterly adjustments. The annual bonus shall be equal to the greater of $50,000 or five percent (5%) of EMPLOYER's annual net income. If the quarterly net income figures indicate that EMPLOYEE is entitled to a bonus exceeding the amount already paid, EMPLOYEE shall receive payment for the quarterly adjusted amount in the next monthly payment. If the quarterly net income figures indicate that EMPLOYEE has received more than 5% of EMPLOYER's net income, EMPLOYEE shall not be expected to return any portion of the monthly payments, it being the intent of EMPLOYER and EMPLOYEE to guarantee EMPLOYEE a bonus of $50,000 per year but not to limit the bonus to $50,000 per year. EMPLOYER's net income will be determined from the internal financial statement of EMPLOYER as regularly kept, adjusted by excluding any extraordinary items. In the event of a dispute as to adjustments, the decision of EMPLOYER's Chief Financial Officer shall be final.

EMPLOYMENT AGREEMENT -- PAGE 1
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    EMPLOYER further agrees to reimburse EMPLOYEE for actual moving expenses, to be paid on July 1, 1995 provided EMPLOYEE has provided with any documentation required by the Chief Financial Officer to support such payment.

                                 BENEFITS

    EMPLOYEE shall be provided with employee benefits and programs to the same extent and in the same manner as those benefits and programs are available to the other executive employees of EMPLOYER's parent. In addition, beginning July 1, 1995, EMPLOYER agrees to pay the full monthly premium for EMPLOYEE's choice of health insurance coverage for EMPLOYEE's family, and EMPLOYER agrees to being paying the premiums for disability insurance and life insurance coverage which EMPLOYEE already has in place, as shown on the attached Exhibit 1. EMPLOYEE is entitled to four (4) weeks paid vacation per year, which EMPLOYEE may use for personal business. EMPLOYEE agrees to schedule vacation at a time which is mutually convenient for EMPLOYER and EMPLOYEE to the extent possible.

                                   TERM

     The term of this Agreement shall be sixty (60) months beginning with the effective date of this Agreement stated above, being July 1, 1995. If, after the initial term of the Agreement has expired, the parties continue to do business together as if this Agreement were still in effect, the practice constitute a renewal of the Agreement until one of the parties notifies the other, in writing, of its wish to terminate this Agreement.

                                  TERMINATION

    In the event of a material adverse breach or neglect of duties by EMPLOYEE, EMPLOYER may, at EMPLOYER'S option, terminate this Agreement by giving immediate notice in writing without prejudice to any other remedy to which EMPLOYER may be entitled at law, in equity, or under the terms of this Agreement. A material adverse breach of this Agreement includes but is not limited to: (1) EMPLOYEE's material violation of the policies and rules of EMPLOYER; (2) an act of fraud committed by EMPLOYEE; (3) nonperformance of EMPLOYEE's duties; or (4) the occurrence of a material conflict of interest between EMPLOYEE and EMPLOYER. Notwithstanding the foregoing, EMPLOYER agrees to give EMPLOYEE notice of such breach and a reasonable period of time in which to cure such breach if the breach is capable of cure.

                                 STOCK OPTIONS

    EMPLOYEE is entitled to stock options in accordance with a separate Stock Option Incentive Agreement to be entered contemporaneously herewith.

EMPLOYMENT AGREEMENT -- PAGE 2
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                            INTELLECTUAL PROPERTY,
                  TRADE SECRETS AND CONFIDENTIAL INFORMATION


     EMPLOYEE acknowledges the proprietary right of EMPLOYER in the service marks, trademarks and trade names owned by EMPLOYER (either registered or applied for) and the service marks heretofore used by EMPLOYER to identify its services. During the term of employment with EMPLOYER, EMPLOYEE will or may have access to and become familiar with trade secrets of EMPLOYER and trade secrets licensed to EMPLOYER including, but not limited to, patents, formulas, procedures, processes, patterns, contracts, methods, secret inventions, presentations, scripts and policies, and EMPLOYEE shall not disclose, or cause to be disclosed, the aforementioned trade secrets to any third party, nor shall EMPLOYEE use any such trade secrets for EMPLOYEE'S own benefit or for the benefit of any third party either related or unrelated, during the term of this Agreement or any time after termination of this Agreement. EMPLOYEE further agrees that EMPLOYEE will not use for EMPLOYEE's own benefit or disclose to any person confidential information of EMPLOYER of any kind or character learned while acting as EMPLOYEE for EMPLOYER, without the prior written consent of EMPLOYER.


                                   COVENANTS

     The covenants on the part of EMPLOYEE shall be construed as an agreement independent of any other provision of this Agreement; and the existence of any claim or cause of action of EMPLOYEE against EMPLOYER, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by EMPLOYER of the covenants contained herein. EMPLOYEE agrees that all covenants made by EMPLOYEE to EMPLOYER herein shall survive the termination of EMPLOYEE'S agreement and be enforceable against EMPLOYEE by specific performance, restraining orders or injunctions.


                              PREVIOUS AGREEMENTS

     This Agreement supersedes all prior such agreements and represents the entire agreement by and between EMPLOYER and EMPLOYEE except as otherwise provided in this Agreement. No other agreement either written or oral with respect to the employment of EMPLOYEE by EMPLOYER is binding upon the parties hereto. This Agreement may not be changed except by written amendment duly executed by both parties.

                                 GOVERNING LAW

     This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in Waco, McLennan County, Texas.


EMPLOYMENT AGREEMENT -- PAGE 3
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                          PERSONAL SERVICES CONTRACT

     This is a personal services contract and EMPLOYEE shall have no right to transfer or assign EMPLOYEE's interest in this Agreement without the prior written consent of EMPLOYER. This contract shall terminate automatically upon the death of EMPLOYEE.

                               WAIVER AND DELAY

     The failure or delay in the enforcement of the rights detailed in this Agreement by EMPLOYER shall not constitute a waiver of those rights or be considered as a basis for estoppel. EMPLOYER may exercise its rights under this Agreement despite the delay or failure to enforce the rights.

                     GENERAL AND ADMINISTRATIVE PROVISIONS

     In the unlikely event that a dispute occurs or an action in law or equity arises out of the operation, construction or interpretation of this Agreement, the prevailing party shall bear the expense of attorney's fees and costs incurred by the other party in the action.

     If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision in this Agreement shall not be held to invalidate any other provisions in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroys the legitimate purposes of this Agreement, in which event this Agreement shall be cancelled.

     SIGNED May 26, 1995 but EFFECTIVE June 1, 1995.

                         EMPLOYER:

                         GENERAL BUSINESS SERVICES, INC.


                         BY: /s/ Robert E. Tunmire
                            ---------------------------
                             Robert E. Tunmire, CEO


                         EMPLOYEE:


                         /s/ Paul Woody
                         -------------------------------
                         Paul Woody


EMPLOYMENT AGREEMENT -- PAGE 4
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